Exhibit 99.1

Cocrystal Pharma Announces Closing of $11.0 Million Registered Direct Offering Priced At-the-Market

FEBRUARY 28, 2020

BOTHELL, WA, Feb. 28, 2020 (GLOBE NEWSWIRE) — COCRYSTAL PHARMA, INC. (NASDAQ: COCP) (“Cocrystal” or the “Company”), a clinical stage biotechnology company discovering and developing novel antiviral therapeutics, announced today the closing of its previously announced registered direct offering with several institutional investors for 8,461,540 shares of its common stock at a purchase price of $1.30 per share, priced at-the-market under Nasdaq rules. The gross proceeds to the Company from the offering totaled approximately $11.0 million, before deducting placement agent fees and offering expenses.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

Cocrystal intends to use the net proceeds for working capital and other general corporate purposes.

The shares of common stock described above were offered by Cocrystal Pharma pursuant to a shelf registration statement on Form S-3 (No. 333-220632), which was previously declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus supplement and the accompanying prospectus relating to the shares of common stock were filed by Cocrystal with the SEC and can be obtained at the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the registered direct offering may also be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by email at placements@hcwco.com or by phone at (646) 975-6996.

This press release does not constitute an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication machinery of influenza viruses, hepatitis C viruses, noroviruses and coronaviruses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to our ability to complete the offering, our intended use of proceeds and other statements that are not historical fact. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, risks arising from our reliance on continuing collaboration with Merck Sharp & Dohme Corp. under the collaboration agreement entered into last year, market and other conditions, the availability of products manufactured by third parties, the future results of preclinical and clinical studies, the research organization’s inability to recruit subjects and complete the Phase 2a study in a timely manner or at all, including as the result of civil unrest and political instability in Hong Kong, general risks arising from clinical trials, receipt of regulatory approvals, our ability to find and enter into agreements with suitable collaboration partners, unanticipated litigation and other expenses and factors that affect the capital markets in general and early stage biotechnology companies specifically. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor and Media Contact:
JTC Team, LLC
(833) 475-8247
COCP@jtcir.com